                                                                   EXHIBIT 10.01

                              TERMINATION AGREEMENT

         THIS TERMINATION AGREEMENT (the "Termination Agreement") is made this 10th day of February, 2005 by and among Blue River Bancshares, Inc. ("Blue River"), Shelby County Bank ("Shelby County"), Heartland Bancshares, Inc. ("Heartland"), and Heartland Community Bank ("Heartland Bank"). Blue River, Shelby County, Heartland, and Heartland Bank are sometimes referred to herein individually as a "Party" and collectively as the "Parties".

                              W I T N E S S E T H:

         WHEREAS, Blue River, Shelby County, Heartland and Heartland Bank are parties to that certain Agreement of Affiliation and Merger (the "Company Merger Agreement"), dated as of August 31, 2004;

         WHEREAS, Shelby County and Heartland Bank are parties to that certain Plan of Reorganization and Merger (the "Bank Merger Agreement"), dated as of August 31, 2004;

         WHEREAS, Blue River and Heartland are parties to those certain reciprocal Stock Option Agreements (the "Heartland Stock Option Agreement" and the "Blue River Stock Option Agreement"), each dated as of August 31, 2004;

         WHEREAS, each member of the Board of Directors of Blue River is a party to that certain Voting Agreement (the "Blue River Voting Agreement"), dated as of August 31, 2004;

         WHEREAS, each member of the Board of Directors of Heartland is a party to that certain Voting Agreement (the "Heartland Voting Agreement"), dated as of August 31, 2004;

         WHEREAS, Blue River and certain shareholders of Heartland who are deemed to be affiliates of Heartland are parties to those certain Affiliate Agreements (each, an "Affiliate Agreement", collectively, the "Affiliate Agreements"), dated as of August 31, 2004;

         WHEREAS, Blue River, Heartland and certain persons identified as the Breeden 13D Group are parties to that certain Confidentiality Agreement (the "Confidentiality Agreement"), dated as of April 26, 2004; and

         WHEREAS, the Parties have agreed that the Company Merger Agreement, the Bank Merger Agreement, the Heartland Stock Option Agreement, the Blue River Stock Option Agreement, the Blue River Voting Agreement, the Heartland Voting Agreement and the Affiliate Agreements should be terminated.

         NOW, THEREFORE, in consideration of the foregoing premises, the mutual obligations herein contained and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereby agree as follows:

                                   SECTION 1
                            TERMINATION OF AGREEMENTS

         1.01. Termination of Company Merger Agreement. Pursuant to Section 9.01(a)(i) of the Company Merger Agreement, Blue River, Shelby County, Heartland and Heartland Bank agree that, as of the date hereof, the Company Merger Agreement shall be terminated and shall be of no further force or effect, and there shall be no further obligations or restrictions on future activities on the part of Blue River, Shelby County, Heartland, or Heartland Bank under the Company Merger Agreement, except as provided in compliance with: (i) the confidentiality provisions set forth in Section 6.10 and 7.09 of the Company Merger Agreement; (ii) the payment of expenses set forth in Section 11.10 of the Company Merger Agreement; and (iii) the payment of equal portions of certain fees of Crowe Chizek and Company LLC, as set forth in a letter that the parties have executed and delivered concurrently with this Termination Agreement. The obligations described in subparts (i), (ii) and (iii) above shall survive the termination of the Company Merger Agreement.

         1.02. Termination of Bank Merger Agreement. Shelby County and Heartland Bank agree that, as of the date hereof, the Bank Merger Agreement shall be terminated and shall be of no further force or effect, and there shall be no further obligations or restrictions on future activities on the part of Shelby County or Heartland thereunder.

         1.03. Termination of Blue River Stock Option Agreement. Blue River hereby represents that, as of the date hereof, there has not been an "Initial Triggering Event" (as defined in section 2(c) of the Blue River Stock Option Agreement). Blue River and Heartland agree that, as of the date hereof: (i) the termination of the Company Merger Agreement constitutes an "Exercise Termination Event" (as defined in Section 2(b) of the Blue River Stock Option Agreement); and (ii) the Blue River Stock Option Agreement shall be terminated and shall be of no further force or effect, and there shall be no further obligations or restrictions on future activities on the part of Blue River or Heartland thereunder.

         1.04. Termination of Heartland Stock Option Agreement. Heartland hereby represents that, as of the date hereof, there has not been an "Initial Triggering Event" (as defined in section 2(c) of the Heartland Stock Option Agreement). Blue River and Heartland agree that, as of the date hereof: (i) the termination of the Company Merger Agreement constitutes an "Exercise Termination Event" (as defined in Section 2(b) of the Heartland Stock Option Agreement); and
(ii) that the Heartland Stock Option Agreement shall be terminated and shall be of no further force or effect, and there shall be no further obligations or restrictions on future activities on the part of Blue River or Heartland thereunder.

         1.05. Termination of Blue River Voting Agreement. Each of the Parties agree that, as of the date hereof, by virtue of the termination of the Company Merger Agreement, the Blue River Voting Agreement shall be terminated and shall be of no further force or effect, and there shall be no further obligations or restrictions on future activities on the part of any person under the Blue River Voting Agreement.

         1.06. Termination of Heartland Voting Agreement. Each of the Parties agree that, as of the date hereof, by virtue of the termination of the Company Merger Agreement, the Heartland Voting Agreement shall be terminated and shall be of no further force or effect, and there shall be no further obligations or restrictions on future activities on the part of any person under the Heartland Voting Agreement.

         1.07. Termination of Affiliate Agreements. Pursuant to Section 3 of the Affiliate Agreements, the Affiliate Agreements shall automatically terminate and be of no further force or effect upon the termination of Company Merger Agreement pursuant to Section 9 thereof. Accordingly, as of the date hereof, the Affiliate Agreements shall be terminated and shall be of no further force or effect, and there shall be no further obligations or restrictions on future activities on the part of any person under the Affiliate Agreements.

         1.08. Continued Effectiveness of Confidentiality Agreement. This Termination Agreement shall not affect the Confidentiality Agreement, all of the terms and conditions of which shall remain and continue in full force and effect.

                                   SECTION 2
                                 MUTUAL RELEASES

         Each Party hereby releases, relinquishes, and forever discharges each other Party, and the shareholders, officers, directors, agents, employees, advisors, attorneys and other representatives of each such other Party (collectively, such persons being hereafter referred to as the "Released Persons" of such other Party), from any and all claims, demands, actions, and causes of action of any and every kind or character, known or unknown, suspected or unsuspected, whether having arisen or hereafter to arise which such Party ever had, now has, or claims to have, or hereafter can, shall, or may for any reason have, against any other Party or its Released Persons arising out of any matter or event occurring contemporaneously with or before the execution of this Termination Agreement related to the Company Merger Agreement, the Bank Merger Agreement, the Heartland Stock Option Agreement, the Blue River Stock Option Agreement, the Blue River Voting Agreement, the Heartland Voting Agreement, or the Affiliate Agreements (collectively, the "Agreements"), including but not limited to any loss, expense, or detriment of any kind or character growing out of or in any way connected with or in any way resulting from the acts, actions, or omissions of any Party or its Released Persons related to the Agreements, excepting only claims, demands, actions, and causes of action relating to the obligations that specifically survive the termination of the Company Merger Agreement under Section 1.01 of this Termination Agreement. Nothing contained in this Section 2 is intended to release, relinquish, or discharge any Party from any claim, demand, action, or cause of action arising from or relating to a breach of this Termination Agreement, including, without limitation, the representations made in Sections 1.03 and 1.04 hereof.

                                   SECTION 3
                                  MISCELLANEOUS

         3.01. Binding Effect; Assignment. This Termination Agreement and the recitals hereof shall be binding upon and inure to the benefit of the respective Parties hereto and their respective heirs, legatees, representatives, successors and assigns; provided, however, that this Termination

Agreement may not be assigned by any Party hereto without the prior written consent of the other Parties hereto.

         3.02. Amendment; Modification. This Termination Agreement may be amended, modified or supplemented only by a written agreement executed by the Parties hereto.

         3.03. Notices. All notices, requests and other communications hereunder shall be in writing (which shall include telecopier communication) and shall be deemed to have been duly given if delivered by hand and receipted for, sent by certified United States Mail, return receipt requested, first class postage pre-paid, delivered by overnight express receipted delivery service or telecopied if confirmed immediately thereafter by also mailing a copy of such notice, request or other communication by certified United States Mail, return receipt requested, with first class postage pre-paid as follows:

If to Blue River, Shelby County Bank    with a copy (which shall not constitute
or the Breeden 13D Group:               notice) to:

Blue River Bancshares, Inc.             Krieg DeVault LLP
29 E. Washington Street                 One Indiana Square, Suite 2800
Shelbyville, Indiana 46176              Indianapolis, Indiana  46204-2017
ATTN:  Russell Breeden, III,            ATTN:  Michael J. Messaglia, Esq.
Chairman and C.E.O.                     Telephone:  (317) 238-6249
Telephone:  (317) 398-9721              Telecopier:  (317) 636-1507
Telecopier:  (317) 392-6208

If to Heartland or Heartland Bank:      with a copy (which shall not constitute
                                        notice) to:
Heartland Bancshares, Inc.
420 North Morton Street                 Ice Miller
Franklin, Indiana 46131                 One American Square
ATTN:  Steven L. Bechman, President     Box 82001
Telephone:  (317) 738-3915              Indianapolis, Indiana 46204-2017
Telecopier:  (317) 736-5022             ATTN: Mark B. Barnes, Esq.
                                        Telephone:  (317) 236-2456
                                        Telecopier:  (317) 592-4868

or such substituted address or person as any of them have given to the other in writing. All such notices, requests or other communications shall be effective:
(a) if delivered by hand, when delivered; (b) if mailed in the manner provided herein, five (5) business days after deposit with the United States Postal Service; (c) if delivered by overnight express delivery service, on the next business day after deposit with such service; and (d) if by telecopier, on the next business day if also confirmed by mail in the manner provided herein.

         3.04. Headings. The headings in this Termination Agreement have been inserted solely for ease of reference and should not be considered in the interpretation or construction of this Termination Agreement.

         3.05. Severability. In case any one or more of the provisions contained herein shall, for any reason, be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision of this Termination Agreement, but this Termination Agreement shall be construed as if such invalid, illegal or unenforceable provision or provisions (or portion thereof) had never been contained herein.

         3.06. Counterparts. This Termination Agreement may be executed in any number of counterparts, each of which shall be an original, but such counterparts shall together constitute one and the same instrument.

         3.07. Governing Law. This Termination Agreement shall be governed by and construed in accordance with the laws of the State of Indiana and applicable federal laws, without regard to principles of conflicts of law. The parties hereto hereby agree that all claims, actions, suits and proceedings between the parties hereto relating to this Termination Agreement shall be filed, tried and litigated only in the Circuit or Superior Courts of Marion County, Indiana or the United States District Court for the Southern District of Indiana - Southern Division. In connection with the foregoing, the Parties hereto consent to the jurisdiction and venue of such courts and expressly waive any claims or defenses of lack of personal jurisdiction of or proper venue by such courts.

         3.08. Entire Agreement. This Termination Agreement supersedes terminates and renders of no further force or effect all other prior or contemporaneous understandings, commitments, representations, negotiations or agreements, whether oral or written, among the parties hereto relating to the matters contemplated herein and constitutes the entire agreement between the parties hereto relating to the subject matter hereof. The Parties hereto agree that each Party and its counsel reviewed and revised this Termination Agreement and that the normal rule of construction to the effect that any ambiguities are to be resolved against the drafting party shall not be employed in the interpretation of this Termination Agreement.

         3.09. Expenses. Each Party shall pay its expenses related to the preparation of this Termination Agreement.

IN WITNESS WHEREOF, the parties hereto have made and entered into this Termination Agreement as of the day and year first written above.

                          BLUE RIVER BANCSHARES, INC.

                          By: /s/ Russell Breeden, III
                              ---------------------------------------
                              Russell Breeden, III, Chairman and
                              Chief Executive Officer

                          SHELBY COUNTY BANK

                          By: /s/ Randy J. Collier
                              ---------------------------------------
                               Randy J. Collier, President

                          HEARTLAND BANCSHARES, INC.

                          By: /s/ Steven L. Bechman
                              ---------------------------------------
                               Steven L. Bechman, President and
                               Chief Executive Officer

                          HEARTLAND COMMUNITY BANK

                          By: /s/ Steven L. Bechman
                              ---------------------------------------
                               Steven L. Bechman, President and
                               Chief Executive Officer